UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 8, 2017
Date of Report (Date of earliest event reported)
ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive San Antonio, Texas 78258 (210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement
On August 9, 2017, Abraxas closed the previously announced transaction with Blackbeard Resources, LLC pursuant to the Exchange Agreement dated July 13, 2017 (the “Exchange Agreement”) by and between Abraxas and Blackbeard. Under the terms of the transaction, Abraxas acquired oil and gas properties producing 130 Boepd (5 barrels of oil per day, 633 mcf of natural gas per day and 19 barrels of NGLs per day) during the month of February 2017 and 973 net mineral acres (853 net mineral acres with Bone Spring and Wolfcamp rights) for $3.2 million in cash, 2.0 million shares of Abraxas Petroleum Common Stock, all of Abraxas’ ownership interest of the surface estate of the ranch located in Pecos County, Texas known as Coyanosa Draw Ranch and one-half of Abraxas’ owned mineral interests under the Coyanosa Draw Ranch.
In connection with the closing of the transaction, Abraxas and Blackbeard entered into a Registration Rights Agreement relating to the shares of Abraxas common stock issued to Blackbeard under the terms of the Exchange Agreement. Under the terms of the Registration Rights Agreement, Abraxas agreed to file a registration statement relating to the resale of the shares issued to Blackbeard no later than August 11, 2017 and to use its reasonable commercial efforts to cause the registration statement to be declared effective no later than October 8, 2017.
Abraxas also agreed to use its commercially reasonable efforts to cause the registration statement to remain continuously effective for a period ending on the date that is the earlier of (i) the date on which the selling stockholder may sell all of the shares of common stock issued in connection with the acquisition and then held by such selling stockholder without the volume restrictions under Rule 144, or (ii) such time as all of such shares of common stock acquired by the selling stockholder have been sold or otherwise transferred pursuant to a registration statement or otherwise.
The full text of the Registration Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition
On August 8, 2017, Abraxas issued a press release announcing its First Quarter 2017 results. The full text of the news release is attached hereto.
The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 3.02    Unregistered Sales of Equity Securities
(a) In connection with the transactions contemplated by the Exchange Agreement, on August 9, 2017, Abraxas issued 2,000,000 shares of its common stock to Blackbeard. Abraxas relied upon the exemption set forth in Section 4 (a) (2) of the Securities Act of 1933, as amended, in issuing the shares to Blackbeard.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)    On May 23, 2017, the Compensation Committee of the Board of Directors of the Company retained Longnecker & Associates to conduct a thorough review of the Company’s grant practices under the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan (“LTIP”) and award practices under the Abraxas Petroleum Corporation Bonus Plan, as amended (the “Annual Bonus Plan”). On August 8, 2017, the Board of Directors, at the recommendation of the Compensation Committee, adjusted the eligibility, targeted vesting schedule and requirements for the LTIP and the eligibility, metrics and payouts associated with the Annual Bonus Plan.
Both adjustments will take effect on January 1, 2018. For the year ending December 31, 2017, Abraxas Petroleum Corporation will maintain the current metric, Net Asset Value (NAV), with respect to awards under the Annual Bonus Plan.
Long Term Incentive Plan
Employees, including all of the Company’s named executive officers (“NEOs”), earning above $180,000 will now be eligible to participate in the LTIP. Employees earning below $180,000 will be eligible for participation at the discretion of the Compensation Committee. It is anticipated that awards will largely be made up of restricted stock grants. The target award for participants will be 50% of the employee’s yearly salary, which can be adjusted at the Compensation Committee’s discretion. One-half of the target award will vest annually over three years. The remaining half will be based on the achievement of performance goals established by the Compensation Committee.
Annual Bonus Plan
Employees earning above $180,000, including all NEOs, will be eligible for participation in the Annual Bonus Plan. Employees earning below $180,000 will be eligible for participation at the discretion of the Compensation Committee. The target payout will range from 50-70% of the eligible employee’s salary. The target payout will be multiplied by a target multiplier based on Company performance versus a given set of performance measures established by the Compensation Committee. Under the terms of the Annual Bonus Plan as approved by Abraxas’s stockholders at the annual meeting in 2014, the performance measures include:

•
increases in, or levels of, net asset value (after taking the risking of reserves into account); net asset value per share; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net income and/or earnings per share;

•	return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital);

•
share price or stockholder return performance (including, but not limited to, growth measures and total stockholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

•	oil and gas reserve replacement, reserve growth and finding and development cost targets;

•	oil and gas production targets;

•	performance of investments in oil and gas properties;

•	cash flow measures (including, but not limited to, cash flows from operating activities, discretionary cash flows, and cash flow return on investment, assets, equity, or capital); and

•	levels of operating and/or non-operating expenses.
Discretionary Bonus
In addition to the changes in the LTIP and Annual Bonus Plan, and, in connection with the closing of the transactions contemplated by the Exchange Agreement, the Board of Directors, at the recommendation of the Compensation Committee, authorized the payment of a one-time discretionary bonus to all eligible employees of Abraxas and its wholly-owned subsidiary, Raven Drilling, LLC, including the NEOs. In reaching this decision, the Compensation Committee and the Board considered, among other factors, the following:

•	The cancellation of the 2015 incentive bonus which was earned under the Annual Bonus Plan’s performance formula (NAV) utilized by the Company, but never paid;

•	The 20% salary reductions for the NEOs and salary reductions for employees in effect from February 1, 2016 until January 31, 2017;

•	The lack of a salary increase since 2015 for the NEOs; and

•	The lack of option and/or restricted stock awards in 2017.
On August 9, 2017, our NEOs received the following one-time discretionary bonus payments:

Name	Position	Discretionary Bonus Paid
Robert L.G. Watson	President and CEO	$304,308
Geoffrey R. King	Vice President and CFO	181,923
Peter A. Bommer	Vice President, Engineering	165,385
William H. Wallace	Vice President, Operations	164,385
Steven T. Wendel	Vice President, Land	158,769

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

4.1	Registration Rights Agreement dated August 8, 2017 by and between Abraxas Petroleum Corporation and Blackbeard Resources, LLC

99.1	News Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ABRAXAS PETROLEUM CORPORATION
By: /s/ Geoffrey R. King
Geoffrey R. King
Vice President - CFO

Dated: August 9, 2017